Metropolitan Life Insurance Company                            [Logo of MetLife]
1095 Avenue of the Americas
19th Floor
New York, NY 10036
212 578-2211

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810   Fax 212 251-1566

September 15, 2015

Board of Directors
First MetLife Investors Insurance Company
200 Park Avenue
New York, NY 10166

Re: Opinion of Counsel - First MetLife Investors Variable Annuity Account One (File No. 811-08306) for the following Registration Statement on Form N-4 under the Securities Act of 1933 for File No. 333-205137 Pre-Effective Amendment No. 1:

Ladies and Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to First MetLife Investors Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Registration Statement for the Variable Annuity Contract (the "Contract") to be issued by the Company and its separate account, First MetLife Investors Variable Annuity Account One.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. First MetLife Investors Variable Annuity Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of New York, is a Unit Investment Trust as that term is defined in
Section 4(2) of the Investment Company Act of 1940 (the "Act") and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

Board of Directors
First MetLife Investors Insurance Company                                 Page 2
September 15, 2015

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Very truly yours,

/s/ Nancy H. Badeer
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Nancy H. Badeer
Assistant General Counsel